UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 22, 2016

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)
(269) 923-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities At (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2016, Whirlpool Corporation reported that Larry M. Venturelli, Executive Vice President and Chief Financial Officer, the company’s principal financial officer, announced his plan to retire from the company in early 2017 after 15 years of service to the company.  As part of the planned transition, the Board of Directors has elected James Peters, currently Vice President and Corporate Controller, to succeed Mr. Venturelli as Executive Vice President and Chief Financial Officer, effective August 1, 2016.
In his new role, Mr. Peters will serve as the company’s principal financial officer and continue to serve as the company’s principal accounting officer, in the role of Corporate Controller, which he has held since June 2015.  Prior to this appointment, he held various positions of increasing responsibility with the company, including Vice President and Chief Financial Officer for Whirlpool North America from 2010 to June 2015, and Vice President and Chief Financial Officer for the Europe, Middle East, and Africa region.  Mr. Peters joined the company in 2004 as Director, Corporate Accounting and Finance.  Prior to joining the company, Mr. Peters was an internal audit manager for Limited Brands and a consulting manager for Ernst & Young.
The Human Resources Committee of the Board of Directors (the “Committee”) determined that in connection with his new position, effective August 1, 2016, Mr. Peters will receive (i) an annual base salary of $530,000 and (ii) a recognition and retention award of 10,000 restricted stock units under the Amended and Restated 2010 Omnibus Stock and Incentive Plan which will vest in equal installments on the third and the fifth anniversaries of the grant date, provided that Mr. Peters remains in the continued service of Whirlpool on each such date.  In addition, the Committee established Mr. Peters’ annual cash incentive target as 85% of base salary and his annual long-term incentive target as 225% of base salary.
Mr. Venturelli will remain employed by the company in a full-time, non-executive role from August 1, 2016 through his planned retirement.  Among other duties, Mr. Venturelli will support the transition of Chief Financial Officer responsibilities. In order to facilitate this leadership succession, the Committee approved a transition agreement between the company and Mr. Venturelli, pursuant to which he agrees, among other things, to provide consulting services to the company from February 2017 through February 2018, and to refrain from competition with the company for a period of two years from his retirement date.  In consideration for his services and obligations under the transition agreement, the final tranche of a restricted stock unit award made to Mr. Venturelli in 2011 will completely vest and be distributed to Mr. Venturelli in the amount of 7,500 shares on February 14, 2018.  Mr. Venturelli does not receive any other consideration under the transition agreement.
The above description of the transition agreement is qualified in its entirety by reference to the transition agreement filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Transition Agreement between Whirlpool Corporation and Larry M. Venturelli

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2016		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Corporate Secretary and Group Counsel